Astec Industries, Inc.
News Release
   1725 Shepherd Road  |  Chattanooga, TN  37421  |  Phone (423) 899-5898  |  Fax 899-4456

ASTEC INDUSTRIES, INC. ACQUIRES GEFCO, MANUFACTURER OF PORTABLE DRILLING RIGS

CHATTANOOGA, Tennessee, (October 5, 2011).  Astec Industries, Inc. (NASDAQ: ASTE) finalized today the previously announced purchase of the GEFCO and STECO divisions of Blue Tee Corp.

The purchase price is approximately $30.8 million, subject to customary post-closing adjustments to be finalized by December 1, 2011.

GEFCO (formerly known as George E. Failing Company) is a leading manufacturer of portable drilling rigs and related equipment for the water well, environmental, groundwater monitoring, construction, mining and shallow oil & gas exploration and production industries.  Established in 1931, GEFCO manufactures Failing, SpeedStar and King Oil Tools drilling rigs and equipment.

STECO is a leading manufacturer of transfer and dump trailers for the solid waste, scrap processing, construction and demolition industries.  Established in the late 1950’s, STECO was a pioneer in the development and production of hydraulic dump trailers.

Astec Industries, Inc. has formed a new subsidiary, GEFCO, Inc., to operate the acquired businesses and will continue to manufacture the George E. Failing, SpeedStar, King Oil Tools and STECO equipment from the current Enid, Oklahoma headquarters.

Commenting on the announcement, Dr. J. Don Brock, Chairman and Chief Executive Officer, stated, “We are pleased to announce that we completed the purchase of GEFCO and STECO.  We are excited about the synergies with American Augers and other Astec Industries product lines.  This purchase completes an additional expansion into the energy business for our company.  We look forward to growing the existing GEFCO and STECO businesses and developing new and improved Astec Industries products for the energy industry.”

Aaron Harmon, President of GEFCO, stated, “This is an exciting event for GEFCO and STECO.  Our customers and the employees of GEFCO and STECO will benefit from this acquisition as we grow and expand our product line.”

To find out more about GEFCO, Inc. go to www.gefco.com and www.stecotrailers.com. Astec Industries, Inc., (www.astecindustries.com) is a manufacturer of specialized equipment for building and restoring the world’s infrastructure.  Astec’s manufacturing operations are divided into four primary business segments:  asphalt production equipment, mobile asphalt paving equipment, aggregate processing and mining equipment, and underground boring, directional drilling and trenching equipment.  Additionally, the Other Group contains one subsidiary that manufactures equipment used for wood processing and recycling and one that is a company-owned dealership located in Australia.

The information contained in this press release contains "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding the future performance of the Company, including statements about future performance of GEFCO/STECO and improvements to existing GEFCO/STECO business operations. These forward-looking statements reflect management’s expectations and are based upon currently available information, and the Company undertakes no obligation to update or revise such statements.  These statements are not guarantees of performance and are inherently subject to risks and uncertainties, many of which cannot be predicted or anticipated.  Future events and actual results, financial or otherwise, could differ materially from those expressed in or implied by the forward-looking statements.

For Additional Information Contact:

J. Don Brock
Chairman of the Board & C.E.O.
Phone: (423) 867-4210
Fax: (423) 867-4127
E-mail: dbrock@astecindustries.com
or
David C. Silvious
Vice President and Chief Financial Officer
Phone:  (423) 899-5898
Fax:  (423) 899-4456
E-mail: dsilvious@astecindustries.com
or
Stephen C. Anderson
Vice President of Administration, Secretary and Director of Investor Relations
Phone:  (423) 899-5898
Fax:  (423) 899-4456
E-mail:  sanderson@astecindustries.com